UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): MARCH 3, 2009

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2009, Natural Alternatives International, Inc. (“NAI”) entered into an Agreement to Sublicense with Compound Solutions, Inc. (“CSI”) under which NAI has agreed to grant a sublicense of certain of its rights under that certain License Agreement effective as of April 28, 1997, by and among NAI, Roger Harris and Mark Dunnett, as amended (the “License Agreement”), to customers of CSI who purchase the material beta-alanine from CSI (the “CSI Agreement”). The sublicense will allow CSI’s customers to manufacture, offer for sale and/or sell products incorporating, using or made in accordance with certain patent rights licensed to NAI under the License Agreement and certain trademark rights of NAI in the mark Carnosyn®. NAI will receive a sublicense fee from CSI that will vary based on the amount of net sales of beta-alanine sold by CSI and CSI’s related costs. A copy of the License Agreement was previously filed with the United States Securities and Exchange Commission as Exhibit 10.22 of NAI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the commission on September 8, 2005.

Item 8.01	Other Events.

On March 9, 2009, NAI issued a press release announcing the CSI Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 9, 2009 of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: March 9, 2009	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer